UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2013

Mast Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12390 El Camino Real, Suite 150, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-552-0866

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends and supplements the Current Report on Form 8-K of Mast Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 21, 2013 (the “Original Current Report”). The sole purpose for filing this Amendment No. 1 to the Original Current Report is to disclose, as required by paragraph (d) of Item 5.07 of Form 8-K, the Company’s decision as to how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers. No other changes are being made to the Original Current Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and it reported the results of the Annual Meeting in the Original Current Report. One of the matters voted upon at the Annual Meeting was a non-binding advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers.

Consistent with the preference indicated by the results of that advisory vote as reported in the Original Current Report, the Company’s board of directors (the “Board”) has determined that the Company will hold a stockholder advisory vote on the compensation of its named executive officers once every three years until the next stockholder advisory vote regarding the frequency of stockholder advisory votes on executive compensation is conducted or the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

October 30, 2013	By:	/s/ Patrick L. Keran
Name: Patrick L. Keran
Title: President and Chief Operating Officer